Exhibit 99.1

PRECISION OPTICS CORPORATION
22 EAST BROADWAY
GARDNER, MASSACHUSETTS 01440-3338
Telephone 978 / 630-1800
Telefax 978 / 630-1487

POC:24-0263
Page 1 of 1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Monday, May 24, 2004

     PRECISION OPTICS CORPORATION
SETS RECORD DATE FOR RIGHTS OFFERING

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) announced today that the record date for the Company’s previously announced rights offering is June 7, 2004.

On May 12, 2004, the Company filed a registration statement with the Securities and Exchange Commission regarding a rights offering to its stockholders for up to 5,256,159 shares of its common stock.

Under the terms of the rights offering, each holder of the Company’s common stock on the record date of June 7, 2004 will be granted for each common share they hold one subscription right to purchase three shares of common stock, at a price of $1.00 per share. In addition, stockholders who exercise their rights in full will also be eligible to purchase shares that other stockholders decline to purchase, subject to proration based on the availability of shares.

Assuming that all shares are sold, aggregate gross proceeds of the offering, before expenses, will be approximately $5.3 million.

The rights offering will begin on the effectiveness date of the Registration Statement and will terminate on the thirtieth day thereafter at 5:00 p.m. EDT, unless extended by the Company. Following declaration by the Securities and Exchange Commission that the Registration Statement is effective, a written prospectus containing the terms and conditions of the rights offering and other relevant information will be distributed to each holder of record on June 7, 2004. Following such time, holders of record may also obtain copies of the prospectus from the subscription agent, EquiServe Trust Company, N.A., 161 Baystate Drive, Braintree, Massachusetts 02184, tel. no. 1-877-282-1169.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

Forward-looking statements contained in this news release, including those related to the Company’s products under development, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the level of proceeds generated from the rights offering; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003.

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